AXIM® BIOTECHNOLOGIES LAUNCHES NEW WEBSITE AND MANAGEMENT

PRESENTATION TO OUTLINE STRATEGIC BUSINESS INITIATIVES

NEW YORK – January 15, 2019 – AXIM® Biotechnologies, Inc. (“AXIM® Biotech” or “AXIM”) (OTCQB: AXIM), a world leader in cannabinoid research and development, today announced the launch of a new corporate website and release of its most recent management presentation, which outlines the Company’s strategic initiatives including the prioritization of its clinical development program by probability of success and fiscal considerations. The website can be found at AXIMBiotech.com and the presentation can be downloaded here.

“One of my first enterprises as CEO of the company was to implement a strategic business plan for the short and midterm that focused our clinical development research on programs with the best chance of success with lesser fiscal obligations,” said AXIM® Biotech CEO, John W. Huemoeller II.  “We felt that a redesign of our website and management presentation was an important step in making AXIM’s direction clear and making that information available to our valued shareholders. I encourage our shareholders to review the newly released website and presentation to gain an understanding of where we are headed in our clinical development program and the factors that led us to those decisions. We are striving to build a sustainable and successful company that revolutionizes cannabinoid pharmaceuticals and feel that this strategy is the best way to achieve that goal while building value for our shareholders.”

AXIM Biotech will continue its research in cannabinoid pharmaceuticals utilizing its proprietary, controlled-release chewing gum delivery system, focusing on the following programs in the short and midterm:

1) MedChew™ with dronabinol, which targets treatment of chemotherapy-induced nausea and vomiting and is planned to undergo a bioequivalence study as compared to FDA-approved Marinol®

2) MedChew™ RL, which is planned to undergo clinical trials as a potential treatment for Restless Leg Syndrome (RLS)

3) MedChew Rx, which will target treatment of pain and spasticity associate with Multiple Sclerosis and is planned to undergo human clinical trials for such treatment

4) CanChew™ Rx that aims to treat drug-induced psychosis

These four clinical trial programs were selected due to their shortened timelines and overall ability to bring the drugs to market with decreased monetary requirements.

To learn more about About AXIM® Biotechnologies, Inc., visit http://aximbiotech.com/.

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About AXIM® Biotechnologies

AXIM® Biotechnologies, Inc. (AXIM) is a world leader in the research and development of cannabinoid-based pharmaceutical products. Along with building a robust intellectual property portfolio, AXIM is focused on clinical development programs that bring more efficacy and/or lower side effects than existing alternatives and require small to medium budgets and timelines to bring to market which presents a high added-value to the pharmaceutical field.

AXIM's flagship products include MedChew® with Dronabinol, which is planned to undergo a bioequivalence study to fast track through FDA as an alternative to approved Marinol; CanChew® RL, which is planned to undergo clinical trials for treatment of restless leg syndrome; and MedChew Rx®, a combination cannabidiol (CBD)/tetrahydrocannabinol (THC) functional, controlled-release chewing gum that is planned to undergo clinical trials for the treatment of pain and spasticity associated with Multiple Sclerosis (MS). For more information, please visit www.AXIMBiotech.com.

FORWARD-LOOKING DISCLAIMER

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risks, uncertainties and other factors, which may cause the actual results, performance or achievements of AXIM Biotechnologies, Inc. to be materially different from the statements made herein.

LEGAL DISCLOSURE

AXIM® Biotechnologies does not sell or distribute any products that are in violation of the United States Controlled Substances Act (US.CSA).

Public Relations Contact:

Andrew Hard

Chief Executive Officer

CMW Media

P. 858-264-6600

andrew.hard@cmwmedia.com

www.cmwmedia.com

Corporate Contact Info:

North American Address:

45 Rockefeller Plaza, 20th Fl.

New York, NY 10111, USA

P. 844 294 6246

European Address:

Industrieweg 40, Unit B4

3401 MA IJsselstein

Netherlands

Investor Relations Contact:

investors@aximbiotech.com

888-759-0844